CONFIDENTIAL

                                      LEASE

      THIS INDENTURE OF LEASE, made this 12th day of March, 1996, by and between INDUSTRIAL DEVELOPMENT GROUP, a general partnership with an office at Mattoon Road, Waterbury, Connecticut, acting by ROGER N. DEVINO, its partner, hereinafter referred to as "LANDLORD", and ROLLER BEARING COMPANY OF AMERICA, INC., a Delaware corporation with a principal place of business at 60 Round Hill Road, Fairfield, Connecticut 06430 hereinafter referred to as "TENANT". (the above Tenant, if more than one, shall be jointly and severally liable for all obligations in this lease).

                              W I T N E S S E T H:

                                    ARTICLE I
                                DEMISED PREMISES

      1.1 That in consideration of the rents and covenants herein provided and contained on the part of the Tenant to be paid, performed and observed, the Landlord does hereby demise and lease unto the Tenant approximately 7,000 square feet of floor space in a commercial building containing a total of 10,500 square feet of floor space located at 2066 Thomaston Avenue in the City of Waterbury, County of New Haven and State of Connecticut. Said building is located on premises described in Exhibit A attached hereto and made a part hereof and the location of the demised premises is outlined in red on said Exhibit A (and shown as Space A). The foregoing premises are hereinafter sometimes referred to as the "Demised Premises".

      1.2 The Tenant shall have the right to use the parking areas designated by the Landlord in common with other tenants. Said parking areas shall only be used for the limited purpose of


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                                  CONFIDENTIAL

parking the registered motor vehicles of the Tenant and its employees and customers during business hours and shall not be used for storage of motor vehicles or any other property.

      1.3 a) The Tenant will not sublet the premises or any part thereof nor will said Tenant assign this Lease or any interest herein or transfer possession or occupancy of said premises without the prior written consent of the Landlord, nor shall any subletting or assignment hereof be affected by operation of law or otherwise than by prior written consent of the Landlord, nor shall any sublessee or assignee to this Lease occupy or utilize at any time the Premises for purposes other than that specified as allowable in ARTICLE VI 6.1 of this Lease without the prior written consent of Landlord, which consent shall not be unreasonably withheld, provided, however, that the Tenant shall at all time remain liable for the payment of the rents and the fulfillment of the covenants of said Lease.

      b) If there is any assignment of this Lease by Tenant or a subletting of the whole of the premises by Tenant at a rent which, in either case, exceeds the rent payable hereunder by Tenant, or if there is a subletting of a portion of the Premises by Tenant at a rent in excess of the subleased portion's pro rata share of the rent payable hereunder by Tenant, then Tenant shall pay to Landlord, as additional rent, forthwith upon Tenant's receipt of each installment of any such excess rent, fifty (50%) percent of any such excess rent. The provisions of this paragraph shall apply to each and every assignment of the Lease and each and every subletting of all or a portion of the Demised Premises, to any other person, firm or entity, in each case on the terms and conditions set forth herein. It is understood and


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                                  CONFIDENTIAL

agreed that the provisions for payment of excess rent to Landlord shall not apply to an assignment or subletting of the whole Premises to any subsidiary or affiliate of Tenant in which Tenant has a fifty (50%) percent or greater ownership interest. Each request by Tenant for permission to assign this Lease, or to sublet the whole or any part of the Premises shall be accompanied by a warranty by Tenant as to the amount of rent to be paid to Tenant by the proposed assignee, or sublessee. For the purposes of this Section 1.3, the term "rent" shall mean all base rent, additional rent or other payments and/or consideration payable by one party to another for the use and occupancy of all or a portion of the Premises.

                                   ARTICLE II
                        TERM OF LEASE AND OPTION TO RENEW

      2.1 The term of this Lease shall be for a period of five (5) years beginning on the 1st day of April, 1996 and ending on the 31st day of March, 2001.

      2.2 If the premises are ready for occupancy prior to April 1, 1996, the Tenant nay occupy the premises prior to said date and shall pay to Landlord a proportionate amount of rent, in advance, for said period based on a per diem rate of $87.50. During said early occupancy, the Tenant agrees to be bound by all of the terms of the within Lease.

      2.3 If the Premises are not ready for occupancy by April 1, 1996, then the Tenant shall be given a credit against his rent in the amount of $87.50 per day for every day that occupancy is delayed past April 1, 1996. Landlord shall be in no way liable to Tenant for damages of any nature for failure to deliver occupancy by April 1, 1996. However, if Landlord cannot deliver


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                                  CONFIDENTIAL

occupancy by April 30, 1996, then Tenant may, at its option, elect to terminate this Lease upon written notice to the Landlord by certified mail, return receipt requested.

      2.4 The Tenant shall have the option to renew its Lease for an additional five (5) year period commencing April 1, 2001, and ending March 31, 2006 upon the same terms and conditions, except for the basic annual rent which shall be computed as set forth in paragraph 3.1 B herein. Tenant shall exercise said option by giving the Landlord notice of its intention to do so by certified mail, return receipt requested, not later than October 1, 2000.

                                   ARTICLE III
                            RENT AND SECURITY DEPOSIT

      3.1 Tenant agrees to pay to Landlord at the offices of the Landlord, or at such other place designated by Landlord, without any prior demand therefore, and without any deduction or set-off whatsoever, an annual rental during the term of this Lease and any option period as follows:

      A.i. During the period of April 1, 1996 to March 31, 1997 an annual rental of $31,500.00 payable in equal monthly installments of $2,625.00, in advance, on the first day of each month during said period;

      ii. During the period of April 1, 1997 to March 31, 1998, an annual rental of $33,250.00 payable in equal monthly installments of $2,770.83, in advance, on the first day of each month during said period;

      iii. During the period of April 1, 1998 to March 31, 1999, an annual rental of $33,250.00 payable in equal monthly installments of $2,770.83, in advance, on the first day of each month during said period;


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                                  CONFIDENTIAL

      iv. During the period of April 1, 1999 to March 31, 2000, an annual rental of $35,000.00 payable in equal monthly installments of $2,916.67, in advance, on the first day of each month during said period;

      v. During the period of April 1, 2000 to March 31, 2001, an annual rental of $36,750.00 payable in equal monthly installments of $3,062.50, in advance, on the first day of each month during said period.

      B.i. During the Option Period of April 1, 2001 to March 31, 2002, an annual rental of $36,750.00, payable in equal monthly installments of $3,062.50, in advance, on the first day of each month during said period;

      ii. During the Option Period of April 1, 2002 to March 31, 2003, an annual rental of $38,500.00, payable in equal monthly installments of $3,208.33, in advance, on the first day of each month during said period;

      iii. During the Option Period of April 1, 2003 to March 31, 2004, an annual rental of $38,500.00, payable in equal monthly installments of $3,208.33, in advance, on the first day of each month during said period;

      iv. During the Option Period of April 1, 2004 to March 31, 2005, an annual rental of $40,250.00, payable in equal monthly installments of $3,354.17, in advance, on the first day of each month during said period;

      v. During the Option Period of April 1, 2005 to March 31, 2006, an annual rental of $40,250.00, payable in equal monthly installments of $3,354.17, in advance, on the first day of each month during said period.


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                                  CONFIDENTIAL

      3.2 The Tenant shall pay as additional rent any money required to be paid pursuant to ARTICLE IV, V, VI, VII, VIII, AND IX and all other sums of money or charges required to be paid by Tenant under this Lease, whether or not the same be designated "additional rent". If such amounts or charges are not paid at the time provided in this Lease, they shall nevertheless, if not paid when due, be collectibles as additional rent with the next installment of rent thereafter falling due hereunder, but nothing herein contained shall be deemed to suspend or delay the payment of any amount of money or charge at the time the same becomes due and payable hereunder or limit any other remedy of the Landlord.

      3.3 If Tenant shall fail to pay, when the same is due and payable or within the ten (10) days thereafter, any rent or any additional rent, or amounts or charges of the character described in Section 3.2 hereof, Tenant shall pay to Landlord a late charge equal to ten percent (10%) of any such late payment.

      3.4 Tenant has this day deposited the sum of Five Thousand Two Hundred Fifty and 00/100 ($5,250.00) Dollars upon execution of this Lease to secure the faithful performance of all of the terms and conditions of this Lease. If the Tenant shall comply with all the terms, conditions and obligations of this Lease, such deposit will be returned to the Tenant at the termination of this Lease, without interest. In the event of the Tenant's default hereunder such deposit may be applied by the Landlord toward reduction of any damages without barring the Landlord, in any manner whatsoever, from other or additional legal, or equitable course. Such deposit shall not be construed as constituting liquidated damages. It is understood and agreed that the Landlord shall always have the right, at its option, to


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

apply said deposit, or from time to time such one or more parts or portions thereof or part or portion thereof not previously applied, to late charges and to the curing of any default that may then exist, without prejudice to any other remedy or remedies which the Landlord may have on account thereof; prior to any such application Landlord shall give written notice to Tenant stating the nature of such default and Tenant shall then have thirty (30) days time in which to cure same. Tenant hereby agrees not to look to the Landlord's mortgage, as mortgagee, mortgagee in possession, or successor in title to the property, for accountability for any security deposit required by Landlord hereunder unless said sums have actually been received by said mortgagee as security for Tenant's performance of the Lease.

                                   ARTICLE IV
                                REAL ESTATE TAXES

      4.1 The Tenant shall pay as additional rent to the Landlord a sum equal to its proportionate share of the real estate taxes assessed against and attributable to the building and land constituting the premises described in exhibit A annexed hereto. It is agreed that the Tenant's proportionate share of any such taxes shall be based on a fraction, the numerator of which shall be the square footage of the Demised Premises which is agreed to be 7,000 square feet, and the denominator of which shall be the total square footage of the buildings which comprise Lot 9 which the Landlord represents to be 16,800 square feet. Tenant shall also pay all taxes assessed on improvements made in or about the Demised Premises by Tenant. Landlord, upon receipt of tax bills from the taxing authority, shall present such bills to Tenant and Tenant shall pay its proportionate share of such bills to


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Landlord within twenty (20) days of Tenants receipt of such bills. If Tenant fails to make any such payment of taxes to Landlord within said twenty (20) days, then for the remainder of the term and any extension terms of this Lease Tenant shall pay to Landlord monthly, on the first day of each month during the term of this Lease and any extension thereof, an amount equal to 1/12 of its share of the real estate taxes as provided above. Landlord shall hold said funds for the benefit of the Tenant and use them to pay such taxes as they fall due. If said funds are insufficient to pay the Tenant's share of the taxes when due, the Landlord shall bill the Tenant for the difference and Tenant shall make payment to Landlord within thirty (30) days after receipt of said bill. If said funds are in excess of the taxes due, then Landlord shall return the unused portion of said funds to the Tenant within thirty (30) days after the taxes become due, except that if the Tenant is in default in the payment of rent as provided for herein, Landlord may apply said unused funds to the payment of said rent. Tax bills shall be sufficient evidence of the amount of such taxes and shall be used for the calculation of the amount to be paid by the Tenant. "Real Estate Taxes" shall mean all taxes or assessments and governmental charges whether federal, state, county, or municipal which are levied or charged against real estate or rent, or on the right or privilege of leasing real estate or collecting rent and any other taxes and assessments attributable to the premises herein leased or its operation, excluding federal, state or other income taxes, and federal and/or state succession or inheritance taxes. If any payment for taxes shall be due for any tax year in which said Lease shall be in force and effect for less than a full tax year,


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

such payment shall be prorated so the amount payable by Tenant shall be based on the actual number of months that said Lease shall be in force and effect during such tax year. It is further agreed and understood that if Tenant shall qualify for any city and/or state real estate tax exemptions, which exemptions may be available to manufacturers, the benefit of said exemption shall be applied directly to the Tenant's portion of the taxes due pursuant to this paragraph. If the Tenant does not qualify for any such exemptions, but another tenant in the building does so qualify, then Tenant shall receive no benefit from the reduced taxes, but shall pay its full share as if no exemption had been granted.

                                    ARTICLE V
               COMPLIANCE WITH ENVIRONMENTAL LAWS, FIRE CODES AND
                                   OTHER LAWS

      5.1 Laws in General. The Tenant, at its sole expense, shall comply with all laws, orders, and regulations of federal, state, and municipal authorities, and with any direction of any public officer, pursuant to law, which shall impose any duty upon the Landlord or the Tenant with respect to the leased property, including, but not limited to, such as relate to the venting of noxious odors and fumes, cleanliness, safety, occupation and use of said premises and the nature, character and manner of operation of the business conducted in or at the Demised Premises, provided that such compliance relates solely to the conduct of Tenants business at the Demised Premises. The Tenant, at its sole expense, shall obtain all licenses or permits which may be required for the conduct of its business within the terms of this Lease, or for the making of repairs, alterations,


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

improvements, or additions, and the Landlord, where necessary, will join the Tenant in applying for all such permits or licenses.

      5.2 (a) Environmental Laws. Landlord represents that as of the date hereof, the Landlord and the property containing the Demised Premises are not in violation of any local, state or federal rule or regulation concerning the handling and disposal of oil or petroleum or chemical liquid or solid, liquid or gaseous products, or hazardous waste or concerning air, water or noise pollution. Landlord shall hold Tenant harmless from any claim by any local, state or federal agency or any other party for violation of any such rule or regulation which occurred prior to Tenants occupancy of the Demised Premises.

      (b) Tenant shall comply with all local, state and federal regulations concerning the storage, handling and disposal of oil or petroleum or chemical liquid or solid, liquid or gaseous products, or hazardous waste and air, water and noise pollution used in the conduct of Tenants business at the Demised Premises. Tenant hereby agrees not to handle, store, or dispose of any hazardous or toxic waste or substance upon the premises in a manner which is prohibited by any federal, state or local statutes, ordinances, or regulations. Tenant hereby covenants to indemnify and hold Landlord, its successors and assigns, harmless from any loss, damage, claims, costs, liabilities or cleanup costs arising out of Tenant's use handling, storage or disposal of any such hazardous or toxic wastes or substances on the premises, including all such losses due to claims made by the Department of Environmental Protection of the State of Connecticut,
(DEP) Environmental Protection Agency of the


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

Federal Government (EPA), other governmental agencies, or private third parties.

      (c) If Tenant intends to produce, store, or create, on the Demised Premises, any oil or petroleum or chemical liquid or solid, liquid or gaseous products, or any other substance defined as hazardous waste by state statute and/or the Department of Environmental Protection of the State of Connecticut
(DEP), or by federal statute and/or the Environmental Protection Agency of the Federal Government (EPA), and if required by law or governmental agency it will submit a plan to said agency or agencies and if so required to the Landlord, prior to such use of the Demised Premises, for the safe handling, storage and use and removal of any such substance. If a permit is required by the DEP or EPA for the use, storage and/or removal of such substance, Tenant must obtain such permit and submit a copy to Landlord prior to such use of the Demised Premises.

      (d) If there is a "spill", as that term is defined in Section 22a-452c of the Connecticut General Statutes, caused solely by the Tenant, its agents, employees or business invitees, of any substance set forth in paragraph (b) above, such "spill" shall be immediately reported by Tenant to the Landlord and if the material spilled poses a threat to human health or the environment to the DEP and, if required, to the EPA. Tenant shall take immediate remedial action to contain and clean up such "Spill" and shall be solely responsible for all costs of remedial action including, but not limited to, the cost of professional environmental studies and reports, attorney's fees, clean up, soil removal, monitoring costs, fines and penalties.


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

      (e) If Tenant does not take appropriate and timely remedial action to contain and clean up such "spill", or if Landlord is ordered by the DEP or EPA to take remedial action to contain and clean up such "spill", Landlord may take all necessary remedial action to contain and clean up such spill, and Tenant shall reimburse Landlord for all reasonable costs of such remedial action, including, but not limited to, the cost of professional environmental studies, attorney's fees, soil removal, clean up, monitoring costs, fines and penalties, and interest from the date Landlord incurs each expense until such expense is paid by Tenant at the rate of twelve percent (12%) per annum.

      (f) At the conclusion of the term of this lease or any modifications or extensions thereof, or upon Landlord's sale of the Demised Premises to a third party, Tenant shall, upon Landlord's request, submit a written statement to the Landlord which shall provide that, to the best of Tenant's knowledge: (1) there has been no discharge, spillage (including a "spill" as defined in Section 22a-452c of the Connecticut General Statutes), uncontrolled loss, seepage or filtration of hazardous waste, toxic waste and/or biomedical waste (the foregoing collectively a "Release") within or from the Demised Premises or within or from that portion of the property where the Demised Premises is located and to which the Tenant has a right of access under this Lease (collectively for the purposes hereof the "Premises"), (2) Release(s) within or from the Premises have been remediated and such remediation has been approved by the Commissioner of the Connecticut Department of Environmental Protection (the "Commissioner") in writing, (3) one or more Licensed


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Environmental Professionals ("LEPs") approved by the Commissioner have verified the remediation of any contamination and/or pollution caused by Release(s) at the Premises in accordance with the provisions of P.A. 95-183 or (4) all contamination and/or pollution caused by Release(s) at the Premises has not been remediated to the satisfaction of the Commissioner of verified by a LEP. Provided that there has been no Release as stated in 5.2(f) (1), the Landlord shall be responsible for complying with all provisions of, the Connecticut Transfer Act, C.G.S. 22a-134 -22a-134e, as amended (the "Act") including, but not limited to, preparation of forms and supporting documents, filing of forms and supporting documents and payment of filing fees should the Act apply to the Landlord's sale or other act with regard to the ownership of or use of the Premises. If there has been a Release resulting from the act or negligence of the Tenant, its agents, employees or business invitees, then Tenant shall be responsible for complying with all provisions of the Connecticut Transfer Act, C.G.S. 22a-134 - 22a-134e, as amended (the "Act") including, but not limited to, preparation of forms and supporting documents, filing of forms and supporting documents and payment of filing fees should the Act apply to the Landlord's sale or other act with regard to the ownership of or use of the Premises.

      5.3 The Landlord represents that the Demises Premises is in conformance with applicable fire codes or will be in conformance with applicable fire codes on the date that Tenant takes occupancy. If, because of the nature of Tenant's operations, the Landlord is required by the fire codes to make modifications or additions to the sprinkler system, fire walls, exits, fire


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escapes or any other fire prevention system, then Tenant agrees to pay for any such modification or addition as additional rent.

                                   ARTICLE VI
                                 USE OF PREMISES

      6.1 Tenant covenants and agrees that throughout the term of the Lease the Demised Premises will be used only for machining of bearing components or other power transmission components, electrical heat treating, assembly, packaging, shipping, warehousing and research and development of processes related to power transmission products, and SHALL NOT be used for i) any electrical or chemical plating processes or ii) any chemical treating or finishing processes.

      6.2 Tenant covenants and agrees that throughout the term of this Lease and any extension or renewal thereof:

      (a) It will not overload, damage or deface the premises;

      (b) It will conform to all reasonable rules which Landlord may make from time to time relative to the operation and use of the property;

      (c) It will vent all noxious and hazardous odors and fumes from its operations, maintain humidity controls, maintain noise levels, and provide safe procedures for the handling and storage of chemicals and other hazardous materials in such a manner so as not to affect or interfere with other tenants in the building, or occupants of other properties adjacent to or within close proximity of the building, and in such a manner so as not to cause damage to the building, the building lot upon which the building is located, and neighboring properties. If the Tenant fails to comply with this provision, the Landlord may install said ventilation or other controls and charge the Tenant the


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

reasonable costs thereof which the Tenant agrees to pay as additional rent, or at the Landlord's election, the Landlord may terminate this Lease upon thirty
(30) days written notice to the Tenant.

      (d) it will place all of its rubbish and waste in the area designated by the Landlord, and it shall be responsible for the costs of the removal of said rubbish;

      (e) It will not place any sign upon the premises without first submitting the design and proposed location of the sign to the Landlord and receiving written approval from Landlord of such design and location. Such signage shall conform to the specifications contained in Exhibit C attached hereto.

                                   ARTICLE VII
                      MAINTENANCE, REPAIRS AND ALTERATIONS

      7.1 Tenant represents that it has examined the Demised Premises as they now exist. The Landlord agrees to turn the premises over to the Tenant in a "broom clean" condition and further agrees to make the improvements listed on Exhibit B, if any, within thirty (30) days of occupancy, and Tenant accepts the premises in their present condition except as herein specifically stated and the Landlord and/or its agents makes no representations as to their present or future condition.

      7.2 Tenant may make such interior alterations or improvements in and to the Demised Premises, at its own cost, as it may deem desirable for its use, thereof, except no alteration shall be made that modifies the basic building structure without the written approval of Landlord, which approval shall not be unreasonably withheld. All repairs and alterations shall be of quality at least equal to the original construction. At the


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

termination of this Lease, except for casualty losses insured against, or losses occasioned by floods, earthquakes, wars, acts of God, or other losses over which Tenant has no control, Tenant shall deliver the Demised Premises to Landlord in good condition and repair, allowance being made for ordinary wear, tear and obsolescence. In addition, all of said alterations or improvements shall remain the property of Landlord. However, should the Landlord elect that such alterations or improvements be removed by Tenant, then Tenant agrees to remove same at Tenant's sole expense and to restore the premises to the condition it was in at the commencement of this Lease. If Tenant shall fail to remove same, then Landlord shall cause same to be removed and Tenant agrees to reimburse the Landlord for the cost of such removal, together with any and all damages which Landlord may suffer by reason of Tenant's failure to remove same.

      7.3 The Tenant agrees to maintain and repair the interior of the building, including but not limited to, the interior walls and partitions, and all of the mechanical systems including the heating, air conditioning, plumbing and electrical systems (Landlord warrants the furnace and the heat pump to be free of defects for a period of six (6) months from date of occupancy). Tenant shall also maintain and repair both the interior and exterior of all doors, including overhead doors, located within the Demised Premises. Tenant shall provide and maintain an adequate number of fire extinguishers in the Demised Premises in order to comply with local fire codes.

      7.4 Landlord shall be responsible for exterior structural repairs including the roof, foundation and exterior walls, provided, however, that Tenant shall be responsible for all non-


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

structural as well as structural repairs to the exterior walls, foundation and roof that result from damage caused by the negligence or misuse of the Tenant, its agents, servants, employees and its business invitees.

      7.5 Landlord shall provide for the maintenance and repair and lighting of the designated receiving and parking areas including, but not limited to, lighting, repairs, removal of dirt and debris and lawn mowing and maintenance to lawns and shrubbery. Tenant shall pay to Landlord its proportionate share of the cost of said maintenance and repairs (other than capital improvements) based on a fraction, the numerator of which shall be 7,000 and the denominator of which shall be 16,800.

      Landlord shall present Tenant with a bill for such maintenance and repairs on the first day following the performance of such maintenance and repairs and Tenant shall pay said bill within thirty (30) days of its receipt. Provided that the area of Demised Premises does not exceed 7,000 square feet, Tenants responsibility for payment of expenses under this section 7.5 shall be limited to a maximum combined amount per year in accordance with the following schedule:

            Years 1-5 Maximum $2,800.00 per year
            Option Years 6-10 Maximum $3,500.00 per year

      7.6 Landlord shall be responsible for the snow plowing and/or sanding of the entire paved parking area to the building and the driveways leading thereto whenever there is an accumulation of two (2) or more inches of snow. Tenant shall pay to Landlord its proportionate share of the cost of said snow removal and/or sanding based on a fraction, the numerator of


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

which shall be 7,000 and the denominator of which shall be 16,800.

      Landlord shall present Tenant with a bill for such snow plowing and/or sanding on the first day of each month following such snow plowing and Tenant shall pay said bill within thirty (30) days of its receipt.

      Provided that the area of Demised Premises does not exceed 7,000 square feet, Tenants responsibility for payment of above expenses in this section 7.6 shall be limited to a maximum combined amount per year in accordance with the following schedule:

            Years 1-5 Maximum $6,300.00 per year
            Option Years 6-10 Maximum $7,900.00 per year

      Tenant shall be responsible for snow removal and sanding of any walkways or stairways which abut and/or are used for ingress and egress to the Demised Premises.

      7.7 The Tenant further covenants and agrees to replace all broken glass on the Demised Premises during the term of this Lease or any month-to-month extension thereof at its own expense.

                                  ARTICLE VIII
                                    UTILITIES

      8.1 (a) Tenant agrees to pay all charges for electricity, water, sewer, telephone, fire service line charges, sprinkler alarm monitory charges and any other utilities used by the Demised Premises.

      (b) Separate meters for electricity shall be provided and installed by Landlord. Tenant shall pay to Landlord its proportionate share of the total water used by the entire Building based upon a fraction, the numerator of which shall be


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

7,000 and the denominator of which shall be 10,500. Landlord shall present Tenant with a bill for such water charges on the first day of the month following the receipt by Landlord of a water bill from the City or other provider, and Tenant shall pay said bill within thirty (30) days of its receipt. Provided, however, if Landlord determines, in its sole discretion, that Tenant's water use, because of the nature of its operations, exceeds the average water use of other tenants in the Building, then Landlord reserves the right to install a meter in the Demised Premises and Tenant shall be billed for water based on actual use.

      8.2 The parties hereto recognize that the Demised Premises and the remainder of the building are heated by separate oil fired furnaces supplied by one (1) oil tank. The Landlord shall provide a meter in the Demised Premises which shall indicate the amount of oil consumed therein. Landlord and Tenant shall read said meter at the end of each month and bill the Tenant for the amount of oil consumed at the rate billed to the Landlord by Landlords fuel supplier which rate shall be equivalent to the going rate charged by Landlords fuel supplier to its commercial customers with equivalent oil storage tanks. Tenant shall pay said amount to Landlord within thirty (30) days from the receipt of said bill. Tenant shall maintain a temperature within the entire Demised Premises of at least 50 degrees Fahrenheit in order to prevent freezing of pipes and plumbing located therein.

      8.3 Landlord shall not be liable in damages or otherwise for any failure to furnish or interruption of the services of heat or any utility consumed or used in the Demised Premises, provided that such failure is beyond the reasonable control of Landlord and not due to Landlord's negligence.

                                   ARTICLE IX
                             INDEMNITY AND INSURANCE

      9.1 The Tenant shall pay, as additional rent, its proportionate share of the Landlord's total insurance premium on the entire building for fire, lighting, extended coverage, all loss of a direct physical nature, loss of rental income, and legal liability coverage as it pertains to the premises and its appurtenances. It is agreed that the Tenant's proportionate share of such premium shall be based on a fraction, the numerator of which shall be the square footage of the Demised Premises which is agreed to be 7,000 square feet, and the denominator of which shall be the total square footage of the building which is agreed to be 10,500 square feet. Tenant shall pay to Landlord monthly, on the first day of each month during the term of this Lease and any extension thereof, an amount equal to 1/12 of its share of the insurance premiums as provided above. Landlord shall hold said funds for the benefit of the Tenant and use them to pay such insurance premiums as they fall due. If said funds are insufficient to pay the Tenant's share of the insurance premiums when due, then Landlord shall bill the Tenant for the difference and the Tenant shall make payment to Landlord within thirty (30) days after receipt of said bill. If said funds are in excess of the insurance premiums due, then Landlord shall return the unused portion of said funds to the Tenant within thirty (30) days after the insurance premiums become due, except that if the Tenant is in default in the payment of rent as provided for herein, Landlord may apply said unused funds to the payment of said rent. The premium bill submitted by Landlord's insurance company shall be sufficient evidence of the amount of premium due and owing. Tenant further agrees that if a determination is made by the Landlord's fire insurance carrier that the Tenant is storing materials on the premises or performing certain manufacturing processes or procedures on the premises which increase the risk of loss, and said insurance company thereby increases the total insurance premium for the entire building over and above that premium which the Landlord would have paid had there been no such materials stored or manufacturing procedures or processes performed, then Tenant shall pay to Landlord, in addition to his proportionate share of said premium as aforesaid, the total amount of said increased insurance premium. If the increased insurance premium is attributable to more than one tenant in the building, then the increase shall be apportioned between said tenants in accordance with a formula to be supplied by the Landlord's insurance carrier.

      9.2 Tenant covenants and agrees to assume exclusive control of the Demised Premises, and all tort liabilities incident to the control or leasing thereof, and to save Landlord harmless from all claims or damages arising on account of any injury or damage to any person or property on said Demised Premises, or otherwise resulting from the use and maintenance and occupancy of the Demised Premises or anything or facility kept or used thereon, Landlord shall be saved harmless by Tenant from any liability on account of any accident or injury to Tenant, or to any of Tenant's servants, employees, agents, visitors, or licensees, or to any person or persons in or about the said premises. In case

Landlord shall, without fault on its part, be made a party to any litigation commenced by or against Tenant, then Tenant shall protect and hold Landlord harmless and shall pay all costs, expenses and reasonable attorney's fees incurred or paid by Landlord in connection with such litigation.

      9.3 Tenant covenants and agrees that it will obtain and maintain during the term of this Lease, at its own expense, general comprehensive public liability insurance with responsible companies qualified to do business in Connecticut which shall insure Landlord its agents, employees and business invitees, as well as Tenant, against i) all claims for injuries to persons or for death occurring in or about the Demised Premises, in the amount of at least One Million Dollars ($1,000,000.00), and ii) against all claims for damages to or loss of property occurring in or about the Demised Premises, including fire damage/legal liability limit coverage, in the amount of at least Five Hundred Thousand Dollars ($500,000.00). Tenant agrees to furnish Landlord with Policies or certificates of such insurance prior to the commencement of the term hereof and each renewal policy or certificate thereof at least ten (10) days prior to the expiration of the policy it renews. Each such policy shall be noncancellable with respect to the Landlord's interest without at least ten (10) days prior written notice to the Landlord.

      9.4 Tenant agrees that it will, at its own cost and expense, keep its own fixtures, merchandise and equipment adequately insured during the term hereof against losses or damage by fire, with the usual extended coverage endorsements.

      9.5 Landlord shall not be liable for any damage to the Demised Premises, or to any property of the Tenant or of any other person thereon, from water, rain, snow, ice, sewage, steam, gas or electricity which may leak into or issue or flow from any part of said building of which the Demised Premises are part, or from the bursting, breaking, obstruction, leaking or any defect of any of the pipes or plumbing, appliances, or from electric wiring or other fixtures in said building or from the condition of said premises or building or any part thereof, or from the street or subsurface, except such damage or injury as may be caused by the negligent act or omission on the part of the Landlord, its agents, servants or employees. Landlord represents that, to its knowledge, the existing heating, air conditioning, plumbing and electrical systems are, in both the Demised Premises and the building containing said Premises and as of the date of execution of the Lease herein, in compliance with the applicable provisions of the State of Connecticut Basic Building Code which was in effect on May 16, 1985 when the Certificate of Occupancy for said building was issued by the City of Waterbury.

      9.6 Landlord and Tenant each hereby waive such causes of action either may have or acquire against the other which are occasioned by the negligence of either of them or their employees or agents resulting in the destruction of or damage to real or personal property belonging to the other and located on the premises of which the Demised Premises are a part and which are caused by fire and/or the hazards normally insured against in an Extended Coverage Endorsement to a Standard Fire Insurance Policy approved in the State of Connecticut. Each party to this agreement further agrees to cause any insurance policy covering destruction of or damage to such real or personal property from fire and/or the hazards covered under the aforementioned extended coverage endorsement to contain a waiver of subrogation clause or endorsement under which the insurance company waives its right of subrogation against either party to this agreement in case of destruction of or damage to the aforementioned real or personal property of either such party.

                                    ARTICLE X
                SUBORDINATION, ATTORNMENT, ESTOPPEL CERTIFICATES

      10.1 Subordination. Tenant agrees that this Lease is subject and subordinate to the lien of any mortgage now on or which at any time may be made a lien upon the Demised Premises or any part thereof. This subordination provision shall be self-operative and no further instrument of subordination shall be required. Tenant agrees to execute and deliver, upon request, such further instrument or instruments confirming this subordination as shall be desired by Landlord or by any Mortgagee or proposed mortgagee and Tenant hereby constitutes and appoints Landlord as Tenant's attorney-in-fact to execute any such instrument or instruments.

      10.2 Attornment. In the event any proceedings are brought for foreclosure of, or in the event of exercising of the power of sale under, any mortgage deed to secure debt given by Landlord and covering the Demised Premises, Tenant shall attorn to the Purchaser upon any such foreclosure or sale and recognize such purchaser as the owner and landlord under this Lease, provided such owner, as landlord, shall recognize Tenant's rights to continue to occupy the Demised Premises and exercise and enjoy all of its rights hereunder so long as Tenant complies with the terms and provisions of this Lease and further provided any such purchaser shall be deemed to assume and agree to perform the duties of the Landlord hereunder.

      10.3 Estoppel Certificates. Tenant agrees, at any time and from time to time upon not less than five (5) days prior written notice by Landlord, to execute, acknowledge and deliver to Landlord a statement in writing (i) certifying that this Lease is unmodified and in full force and effect (or if there have been modifications the nature of same), (ii) stating the dates to which the Minimum Annual Rent and Additional Rent have been paid by Tenant,
(iii) stating whether or not to the best knowledge of Tenant, Landlord is in default in the performance of any covenant, agreement or condition contained in this Lease, and, if so, specifying each such default of which Tenant may have knowledge, (iv) stating the address to which notice to Tenant should be sent, (v) stating such other facts as Landlord's Lender or Purchaser may reasonably require. Any such statement delivered pursuant hereto may be relied upon by an owner of the Demised Premises, any mortgagee of the Demised Premises, or any prospective assignee of any such mortgagee.

      10.4 Non-Disturbance Agreement. Landlord shall use its best efforts to obtain, from future mortgage lenders for the Premises, a non-disturbance agreement to the benefit of Tenant.

                                   ARTICLE XI
                        DAMAGE BY FIRE OR OTHER CASUALTY

      11.1 In the event the Demised Premises shall be destroyed or so damaged by fire or other casualty so as to render the Demised Premises wholly untenantable, Landlord, at its option, shall (a) restore and repair such damage to the Demised Premises in which event the basic monthly rent shall abate on a per diem thirty (30) day month basis during the period of restoration; or (b) terminate this lease or any renewal thereof by giving written notice to Tenant thirty (30) days after such fire or casualty, and the rent shall terminate as of the day of such fire or casualty. In the event the leased premises shall be destroyed or so damaged but are not thereby rendered wholly untenantable, Landlord shall restore the leased premises within ninety (90) days of the date of such fire or other casualty, and while such damage is being repaired, the basic monthly rent shall be reduced by an amount which bears the same ratio to the monthly rent that the floor area rendered untenantable bears to the total floor area of the Demised Premises; if the amount of damage or destruction is such that Tenant cannot reasonably operate its business at the Premises, then the full rent shall abate during said period of restoration.

      In the event the Demised Premises shall be destroyed or so damaged by fire or other casualty so as to render the Premises wholly untenantable, and such destruction or damage occurs during the last year of the term of this Lease or the last year of any option period hereunder, and such damage or destruction cannot be repaired within ninety (90) days of the date of such damage or destruction, then Tenant may elect to terminate this Lease by giving written notice to Landlord.

                                   ARTICLE XII
                                 EMINENT DOMAIN

      12.1 In the event that the whole of Demised Premises shall be taken under the power of eminent domain, this Lease shall thereupon terminate as of the date of the taking of the Premises by the condemning authority. In the event that a portion of the floor area of the Demised Premises shall be taken under the power of eminent domain and the portion not so taken will not be reasonably adequate for the operation of Tenant's business notwithstanding Tenant's performance or restoration as hereinafter provided, this Lease shall thereupon terminate as of the date possession of said portion is taken. In the event of any taking under the power of eminent domain which does not terminate this Lease as aforesaid, all of the provisions of this Lease shall remain in full force and effect, except that the basic rent shall be reduced in the same proportion that the amount of floor area of the Demised Premises taken bears to the total floor area of the Demised Premises immediately prior to such taking, and Landlord shall at Landlord's own cost and expense, restore such part of the Demised Premises as is not taken to as near its former condition as the circumstances will permit and Tenant shall do likewise with respect to all exterior signs, trade fixtures, equipment, display cases, furniture, furnishings and other installations of Tenant.

      All damages awarded for any such taking under the power of eminent domain, whether for the whole or a part of the Demised Premises, shall belong to and be the property of the Landlord, whether such damages shall be awarded as compensation for diminution in value of the leasehold or for the fee of the Demised Premises, provided, however, that Landlord shall not be entitled to any award made to Tenant for loss of or damage to Tenant's trade fixtures and removable personal property or for damages to improvements made by Tenant with approval of Landlord during the term of this Lease and any extension thereof or for damages for cessation interruption of Tenant's business.

      If this Lease is terminated as provided in this Article XII, all rent shall be paid up to the date that possession is taken by public authority, and Landlord shall make an equitable refund of any rent paid by Tenant in advance and not yet earned. A voluntary sale by Landlord to any public or quasipublic body, agency or person, corporate or otherwise, having the power of eminent domain, either under threat of condemnation or while condemnation proceedings are pending, shall be deemed to be a taking by eminent domain for the purpose of this Article XII.

                                  ARTICLE XIII
                              DEFAULT OF THE TENANT

      13.1 (a) If Tenant shall default in the performance or observance of any of the covenants, agreements, terms, provisions or conditions contained herein and on its part to be performed or observed for a period of thirty (30) days after written notice from the Landlord specifying such default, or (b) if Tenant is in default in payment of rents for a period of (10) days, or (c) if any assignment shall be made by Tenant for the benefit of creditors, or Tenant becomes involved in any proceedings as a Debtor under the bankruptcy laws of the United States in effect at the time of default, or (d) if Tenant's leasehold interest shall be taken on execution, then and in any of such cases, Landlord and the agents and servants of Landlord lawfully may, in addition to and not in derogation of any remedies for any preceding breach of covenant, immediately or at any time thereafter and without prior demand or statutory notice to quit, commence an action or Summary Process to evict Tenant from the Premises, without prejudice to any remedies which might otherwise be used for arrears of rent or preceding breach of covenant. Tenant hereby waives the statutory Notice to Quit, and Tenant covenants and agrees that in the case of such termination, or termination under statute by reason of default on Tenant's part, Tenant will, at the election of the Landlord:

      (i) pay to Landlord in equal monthly installments, in advance, sums equal to the aggregate rent herein provided for or, if the Demised Premises have been relet to a new tenant, a lump sum equal to the excess of the aggregate rent herein provided for over the sums to be received by Landlord as stated in the lease to the new tenant, such sums being payable as liquidated damages for the unexpired term hereof; or

      (ii) pay to Landlord as damages a sum which at the time of such termination or at the time to which installments of liquidated damages shall have been paid represents the amount by which the then rental value of the Demised Premises is less than the aggregate rent herein provided for the residue of the term; or

      (iii) indemnify Landlord against loss of the aggregate rent herein provided for from the time of such termination or from the time to which installments of liquidated damages shall have been paid to the expiration of the term hereof as above set forth.

            For the purpose of this Article, the phrase "aggregate rent", as used herein, shall include the fixed annual rent and all additional rents and charges payable hereunder, including reasonable attorney's fees incurred by Landlord in enforcing its rights hereunder and include interest on all unpaid sums at the rate of twelve percent (12%) per annum, from the date of default to the date of payment.

            In the event of a default by the Tenant as above provided, if Landlord shall elect not to terminate this Lease, it may relet the Demised Premises or any part or parts thereof, either in the name of Landlord or Tenant, for a term or terms which may, at Landlord's option, extend beyond the balance of the term of this Lease, and Tenant agrees that in the event of such reletting to a new tenant, Tenant shall pay Landlord any deficiency between the aggregate rent hereby reserved and covenanted to be paid and the net amount of the rents set forth in the lease to the new tenant, on such reletting, as well as any expense incurred by Landlord in such reletting including, but not limited to, attorney fees, broker's fees and expenses of remodeling and putting the Demised Premises in good order and preparing the same for rerental. Such deficiency shall be paid by Tenant to Landlord upon delivery to Tenant of a copy of the lease to the new tenant along with an itemization of the balance due and owing.

      13.2 Any and all rights and remedies which Landlord may have under this Lease and at law and in equity shall be cumulative and shall not be deemed inconsistent with each other, and any two or more of all such rights and remedies may be exercised at the same time insofar as permitted by law.

      13.3 Landlord shall not be deemed in default in the performance of any of its obligations hereunder unless it shall fail to perform such obligations and such failure shall continue for a period of thirty (30) days or such additional time as is reasonably required to correct any such default after written notice has been given by Tenant to Landlord specifying the nature of Landlord's alleged default.

      13.4 If either party brings an action against the other party to enforce the terms of this agreement, the losing party shall pay the prevailing party's attorneys fees.

                                   ARTICLE XIV
                                  HOLDING OVER

      14.1 Tenant shall vacate the Demised Premises on the Expiration Date of the Lease term, or on any other termination of this Lease. If Tenant holds possession of the Demised Premises after the Expiration Date or any other termination of this Lease, Landlord shall have the option, exercisable in writing thirty (30) days after the date of termination as aforesaid, to treat Tenant as a Tenant at Sufferance, or as a tenant by the month. If Landlord fails to make such election, then the Tenant shall be deemed a tenant by the month, commencing with the first day after the termination of the Lease at DOUBLE the Basic Monthly Rent paid during the last month of the term, and upon all the other terms of this Lease, including the provision of this paragraph. Said holdover term shall terminate upon thirty (30) days notice from one party to the other. Nothing contained herein shall be construed within said thirty (30) days after the date of Lease termination as aforesaid as a consent by Landlord to the occupancy or possession of the Demised Premises by Tenant after the termination of the Lease, and Landlord, upon said termination, if Landlord elects to treat Tenant as a Tenant at Sufferance, shall be entitled to the benefit of all rights conferred upon Landlord by statute or a common law relating to the speedy recovery of the possession of the Demised Premises. In addition, Tenant shall be liable to Landlord for all damages suffered by Landlord as a result of Tenant's failure to vacate the Demised Premises at the end of the Lease term, or at the end of the holdover term, including, but not limited to,

      a. all economic losses of Landlord resulting from Landlord's inability to deliver possession of the premises to a new tenant, including damages resulting from the cancellation or termination by said new tenant of its lease with the Landlord;

      b. all economic losses of Landlord resulting from the Landlord's inability to deliver possession of the Demised Premises to a bona-fide purchaser of the Demised Premises pursuant to the terms of a contract of sale.

                                   ARTICLE XV
                            MISCELLANEOUS PROVISIONS

      15.1 Waiver. Failure of Landlord to complain of any act or omission on the part of the Tenant, no matter how long the same may continue, shall not be deemed to be a waiver by Landlord of any of its rights hereunder. No waiver by Landlord at any time, express or implied, of any breach of any provision of this Lease shall be deemed a waiver of a breach of any other provision of this lease or a consent to any subsequent breach of the same or any other provision. If any action by Tenant shall require Landlord's consent or approval, Landlord's consent to or approval of such action on any one occasion shall not be deemed a consent to or an approval of said action on any subsequent occasion or a consent to or approval of any other action on the same or any subsequent occasion. No payment by Tenant or acceptance by

Landlord of a lesser amount than shall be due from Tenant to Landlord shall be deemed to be anything but payment on account, and the acceptance by Landlord of a check for a lesser amount with an endorsement or statement thereon or upon a letter accompanying said check that said lesser amount is payment in full shall not be deemed an accord and satisfaction, and Landlord may accept said check without prejudice to receive the balance due or pursue any other remedy. Any and all rights and remedies which Landlord may have under this Lease or by operation of law, either at law or in equity, upon any breach, shall be distinct, separate and cumulative and shall not be deemed inconsistent with each other and no one of them, whether exercised by Landlord or not, shall be deemed to be in exclusion of any other; and any two or more or all of such rights and remedies may be exercised at the same time.

      15.2 Partial Invalidity. If any term, covenant or condition of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term, covenant or condition to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term, covenant or condition of this Lease shall be valid and be enforced to the fullest extent permitted by law.

      15.3 Recording. Notice of this Lease may be recorded in the Town clerk's office in the City of Waterbury, County of New Haven and State of Connecticut, in accordance with the requirements of the applicable laws of the State of Connecticut relating to leases. In the event this Lease is terminated, canceled, released or assigned before the expiration of the term, the Landlord and Tenant shall, upon the request of either party, execute and deliver a written instrument in form for recording setting forth such termination, cancellation, release or assignment. The parties agree at the appropriate time to execute and deliver an instrument in recordable form evidencing the commencement date of the term hereunder.

      15.4 Covenant of Landlord. Upon payment by the Tenant of the rents herein provided, and upon the observance and performance of all the covenants, terms and conditions on Tenant's part to be observed and performed, Tenant shall peaceably and quietly hold and enjoy the Demised Premises for the term hereby demised without hindrance or interruption by Landlord or any other person or persons lawfully or equitably claiming by, through or under the Landlord, subject, nevertheless, to the terms and conditions of this Lease.

      15.5 Use of "Landlord" and "Tenant". All the provisions hereof are to be construed as covenants and agreements as though the words imparting such covenant and agreements were used in each separate provision and paragraph hereof. The words "Landlord" and "Tenant" and the pronouns referring thereto, as used in this Lease, shall mean, where the context requires or admits, the persons named herein as Landlord and Tenant, respectively, and their respective heirs, legal representatives, successors and assigns, irrespective of whether singular or plural, masculine, feminine or neuter. It is agreed that the agreements and conditions in this Lease contained on the part of Tenant to be performed and observed shall be binding upon Tenant and its successors and assigns and shall inure to the benefit of

Landlord and its successors and assigns; and the agreements and conditions in this Lease contained on the part of the Landlord to be performed and observed shall be binding upon Landlord and its successors and assigns and shall inure to the benefit of Tenant and its successors and assigns. Tenant agrees that at all times on and after the Commencement Date of this Lease the sole liability for performance of all Landlord's obligations hereunder shall be that of the owner from time to time of the leased premises and that such liability with respect to each owner shall exist only for breaches of Landlord's obligations committed during the period of his ownership.

      15.6 Entire Agreement. This instrument contains the entire and only agreement between the parties, and no oral statements or representations or prior written matter not contained in this instrument shall have any force or effect. This Lease shall not be modified in any way except by a writing subscribed by both parties.

      15.7 Notices. All notices and other communications authorized or required hereunder shall be in writing and shall be deemed to have been given by on the date that the date that they are mailed by certified or registered mail, return receipt requested, postage prepaid to the other party. The same shall be mailed to Tenant at the Demised Premises or to such other person or at such other address as Tenant may hereafter designate by written notice to Landlord; and the same shall be mailed to Landlord at Mattoon Road, P.O. Box 1910, Waterbury, CT 06722, or to such other person or at such other address as Landlord may hereafter designate by written notice to Tenant.

      15.8 Access. Landlord shall have the right to enter the Demised Premises during Tenant's business hours upon reasonable notice to Tenant for the purpose of showing the Demised Premises to a prospective purchaser or tenant, and for the purpose of inspecting the Demised Premises to insure the compliance with the provisions of paragraphs 5.1, 5.2 and 6.2 above.

      15.9 Mechanic's Liens. Tenant agrees immediately to discharge (either by payment or by the filing of the necessary bond, or otherwise) any mechanic's, materialmen's or other lien against the Premises and/or Landlord's interest therein, which liens may arise out of any payment due for, or purported to be due for, any labor, services, materials, supplies or equipment alleged to have been furnished to or for Tenant in, upon or about the Premises. Failure to discharge any such lien within fifteen (15) days from the date that Tenant receives written notice of such lien from Landlord shall be considered a default hereunder and Landlord shall have all rights upon default as are specified in
Article 13 above. Tenant acknowledges that Tenant is not an agent of the Landlord and Tenant has no authority to contract for labor, services, materials, supplies or equipment for Tenant's use in the Demised Premises as agent for Landlord.

      15.10 PREJUDGMENT REMEDY. THE PARTIES HERETO ACKNOWLEDGE THAT THIS IS A "COMMERCIAL TRANSACTION" AS THAT TERM IS DEFINED IN CONNECTICUT GENERAL STATUTES, CHAPTER 903a, SECTION 52-278(a), AS AMENDED, AND THAT THE TENANT HEREBY EXPRESSLY AND VOLUNTARILY WAIVES ANY AND ALL RIGHTS THAT IT MAY HAVE UNDER SAID ACT OR OTHERWISE FOR NOTICE AND HEARING WITH RESPECT TO ANY "PREJUDGMENT REMEDY", AS THAT TERM IS THEREIN DEFINED, AND THE TENANT HEREBY SPECIFICALLY CONSENTS TO THE ISSUANCE OF ANY WRIT

FOR SUCH PREJUDGMENT REMEDY OR REMEDIES IN BEHALF OF SAID LANDLORD OR THE SUCCESSORS OR ASSIGNS OF SAID LANDLORD, WITH RESPECT TO ANY LAWSUIT OR CAUSE OF ACTION RELATING TO THIS LEASE AND/OR ANY CLAIMS INCIDENTAL HERETO, WITHOUT SAID LANDLORD HAVING TO FIRST OBTAIN A COURT ORDER PERMITTING SAME, AS MIGHT OTHERWISE BE REQUIRED UNDER SAID CHAPTER 903a.

      15.11 Captions and Section Numbers. The captions, section numbers and article numbers appearing in this Lease are inserted only as a matter of convenience and in no way define, limit, construe, or describe the scope or intent of such sections or articles of this Lease nor in any way affect this Lease.

      15.12 No Offer. The delivery of an unexecuted copy of this Lease shall not be deemed an offer. No rights are to be conferred upon any party until this Lease has been executed and delivered to each party.

      15.13 Effective Date. This Lease shall be effective only when it is signed by both the Landlord and Tenant. The Tenant's submission of a signed lease for review by the Landlord does not give the Tenant any interest, right, or option in the Leased Premises.

      15.14 Review of Landlord's Records. The Tenant, upon five (5) days' written notice to Landlord, shall have the right to inspect and review, at the offices of the Landlord, all invoices, statements and bills from which their assessments for taxes, insurance and common charges are derived.

      15.15 Right of First Offer to Lease Adjacent Space. The remainder of the space in the building in which the Demised Premises are located (2066 Thomaston Avenue), consisting of approximately 3,500 square feet of space is currently leased to

Torrington Swager & Vaill End Forming Machinery Inc. (the "Torrington space") through March 31, 1997 with an option to renew their lease for another term. If Torrington does not renew their lease Landlord shall promptly notify Tenant in writing as to the availability of the Torrington space, and Tenant shall have thirty (30) days from receipt of said notice in which to notify Landlord that Tenant will lease the Torrington space in addition to the 7,000 square foot Demised Premises of the Lease herein. If Tenant does not notify Landlord within the aforesaid thirty (30) day period, then Landlord shall be free to enter into a lease agreement for the Torrington space with whatever other party it may choose.

      If Tenant elects to lease the Torrington space, Landlord and Tenant shall execute an Amendment to Lease agreement which shall expand the Tenants Demised Premises to include the Torrington space upon the same terms and conditions as contained in the Lease herein except that

      i) the amount of square footage of the Demised Premises, currently shown as 7,000 in paragraphs 4.1, 7.5, 7.6, 8.1 and 9.1 of the Lease herein shall be changed to 10,500;

      ii) Landlord shall provide the following work to the Torrington space within thirty (30) days of execution of the Amendment to Lease agreement, at no charge to Tenant

            a) create one or two 10' x 10' openings in the block demising wall to connect both portions of the Premises,

            b)    paint all interior walls of the Torrington space,

            c) check lighting, heating, air-conditioning, plumbing and hot water heater in Torrington space to make certain all are in good working order;

      iii) the term of lease for the Torrington space shall correspond with the then-remaining term of the Lease herein for the 7,000 square foot Premises, as well as any option term exercised by Tenant; and

      iv) lease rates for the Torrington space shall be calculated using the same rate per square foot as then in effect for the 7,000 square foot Demised Premises, and thereafter shall change concurrently with the rates for the 7,000 square foot Demised Premises.

      IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals, and to a duplicate of the same tenor and date this 12th day of March, 1996.

Signed sealed and delivered             INDUSTRIAL DEVELOPMENT GROUP in
the presence of

/s/[SIGNATURE ILLEGIBLE]                By   /s/Roger N. Devino
-----------------------------                -----------------------------
                                             Roger N. Devino,
/s/[SIGNATURE ILLEGIBLE]                     It's Partner
-----------------------------


                                        ROLLER BEARING COMPANY OF AMERICA, INC.

/s/[SIGNATURE ILLEGIBLE]                By   /s/Michael J. Hartnett
-----------------------------                -----------------------------
                                             It's
/s/[SIGNATURE ILLEGIBLE]                     Duly Authorized CEO
-----------------------------

STATE OF CONNECTICUT)

                         ss: Waterbury

COUNTY OF NEW HAVEN)

      On this the 12th day March, 1996, before me, the undersigned officer, personally appeared, ROGER N. DEVINO, known to me (or satisfactorily proven) to be the person whose name is subscribed to the within instrument and acknowledged that he executed the same for the purposes therein contained.

      IN WITNESS WHEREOF, I hereunto set my hand.

                                        /s/[SIGNATURE ILLEGIBLE]
                                        -----------------------------
                                        Notary Public
                                        Commissioner, Superior Ct.
                                        My Commission Expires [ILLEGIBLE]

STATE OF CONNECTICUT)

                         ss: Waterbury

COUNTY OF NEW HAVEN)

      On this the 12th day of March, 1996, before me, the undersigned officer, personally appeared, Michael J. Hartnett, who acknowledged himself to be the CEO of ROLLER BEARING COMPANY OF AMERICA, INC., a corporation, and that he as such officer, being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by himself as such officer.

      IN WITNESS WHEREOF, I hereunto set my hand.

                                        /s/[SIGNATURE ILLEGIBLE]
                                        -----------------------------
                                        Notary Public
                                        Commissioner, Superior Court

                                    EXHIBIT B


I.    IMPROVEMENTS to be provided by Landlord to Tenant at No Cost to Tenant.

      A.    Paint all interior sheetrock and block wall surfaces.

      B. Replace carpet in front office area (approximately 400 square feet) with choice from Landlord's selection. Shampoo all other carpet area.

      C. Check furnace, heat pump system, lighting, hot water heater and plumbing to make certain all are in good working order.

      D.    Check weather-stripping on all exterior doors.

II.   IMPROVEMENTS to be provided by Landlord to Tenant at Tenant's Cost.

      None.

                                [GRAPHIC OMITTED]


                     #2056 & #2066 THOMASTON AVENUE (LOT #9)
                                  WATERBURY, CT

Note: Green hilite denotes
      boundary of Lot #9


                                    EXHIBIT A

                                    EXHIBIT B


I.    IMPROVEMENTS to be provided by Landlord to Tenant at No Cost to Tenant.

      A.    Paint all interior sheetrock and block wall surfaces.

      B. Replace carpet in front office area (approximately 400 square feet) with choice from Landlord's selection. Shampoo all other carpet area.

      C. Check furnace, heat pump system, lighting, hot water heater and plumbing to make certain all are in good working order.

      D.    Check weather-stripping on all exterior doors.

II.   IMPROVEMENTS to be provided by Landlord to Tenant at Tenant's Cost.

      None.

                               ===================
                               TYPICAL SIGN FORMAT
                               ===================

                                [GRAPHIC OMITTED]

SIGNS TO BE 24" X 48" OVERALL. .040 DURANODIC BRONZE ALUMINUM
W/1" ALUMINUM TUBE FRAME STRUCTURE, & 1" PICTURE FRAME.
SIGNS TO BE FLUSH MOUNTED VIA HIDDEN ALUMINUM ANGLE
BRACKETS AS SHOWN.

MAXIMUM ALLOWABLE COPY AREA IS 18" X 44". COLOR FOR
GRAPHICS TO BE PMS 124 GOLD. WHERE LOGO IS NOT USED,
FRIZ QUADRATA TYPE STYLE SHOULD BE USED.

Note: Sign strips for marquis signs at Street--
      Background = .040 Duranodic Bronze Aluminum.
      Letters = PMS 124 gold or white.
      Field measure marquis  for strip sizes for each building.


                                   EXHIBIT "C"